Number 522541

Certificate of Incorporation
on re-registration as an unlimited company

I hereby certify that

ANVILIRE ONE

formerly registered as a limited company has this day been re-registered under the Companies Acts 1963 to 2012 as an unlimited company.

Given under my hand at Dublin, this

Monday, the 20th day of May, 2013

for Registrar of Companies

Number 522541

Certificate of Incorporation

I hereby certify that

ANVILIRE ONE LIMITED

is this day incorporated under
the Companies Acts 1963 to 2012,
and that the company is limited.

Given under my hand at Dublin, this
Wednesday, the 16th day of January, 2013

for Registrar of Companies